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                                                                    EXHIBIT 10.9



                       THIRD AMENDMENT TO LEASE AGREEMENT


       THIS THIRD AMENDMENT is made this 1st day of August, 2000, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord"), and VERTICALNET, INC., a Pennsylvania corporation ("Tenant").


                                   BACKGROUND:

       A. Landlord and Tenant entered into a Lease Agreement dated April 21, 1999 (the "Lease Agreement"), as amended by First Amendment to Lease Agreement dated May 15, 1999 (the "First Amendment") and Second Amendment to Lease Agreement dated March 2, 2000 (the "Second Amendment")(the Lease Agreement, as amended by the First Amendment and the Second Amendment, collectively, the "Lease"), covering premises at 700 Dresher Road, Horsham, Pennsylvania, as more fully described in the Lease.

       B. Construction of the First Additional Space and the Second Additional Space has been completed and the Costs of Construction agreed upon by the parties and the parties desire to restate the minimum rent payable under the Lease.

       NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

       1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

       2. Landlord and Tenant agree that the Second Additional Space was substantially completed on June 1, 2000. Pursuant to the terms of paragraph 6 of the Second Amendment, since substantial completion of the Second Additional Space occurred after April 1, 2000, the schedule of minimum rent for the Second Additional Space is required to be recalculated to reflect amortization of the Second Additional Space Allowance over the remaining Term of the Lease at an interest rate of 10.5%. Such recalculation is set forth on Exhibit "A" attached hereto and incorporated herein by reference.

       3.     Landlord and Tenant desire to set forth a consolidated




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schedule of Minimum Rent applicable to the entire Premises, consisting of the original Premises, the First Additional Space and the Second Additional Space. Accordingly, effective on June 1, 2000, the Minimum Annual Rent set forth in subsection 1(d)(i) of the Lease Agreement, paragraphs 5 and 6 of the Second Amendment and Exhibit "A" of this Third Amendment are deleted in their entirety and the following is substituted therefor:

            Lease Year                        Annual                   Monthly
- ----------------------                        ----------------------------------
         6/1/00-7/31/00                     $1,150,826.83              $ 95,902.23
         8/1/00-7/31/01                     $1,180,423.88              $ 98,368.65
         8/1/01-7/31/02                     $1,210,020.93              $100,835.07
         8/1/02-7/31/03                     $1,239,617.98              $103,301.49
         8/1/03-7/31/04                     $1,269,215.03              $105,767.91
         8/1/04-7/31/05                     $1,298,812.08              $108,234.33
         8/1/05-7/31/06                     $1,328,409.13              $110,700.75
         8/1/06-7/31/07                     $1,358,006.18              $113,167.17
         8/1/07-7/31/08                     $1,387,603.23              $115,633.60
         8/1/08-7/31/09                     $1,417,200.28              $118,100.01


       4. Section 29 of the Lease is hereby ratified and reaffirmed as follows:

              "29.   PA Additional Remedies.


                     (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, which remains uncured after the expiration of any applicable notice and/or cure period, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT


OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant,



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Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

                     (b) The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

                     (c) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

                                          Initials on behalf
                                          of Tenant:       "
                                                    -------


       5. Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims or offsets against rent due or to become due hereunder.

       6. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.




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       7.     This Third Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day and year first above written.


                            LANDLORD:
                            LIBERTY PROPERTY LIMITED PARTNERSHIP


                            By:      Liberty Property Trust, Sole
                                     General Partner

                                     By: /s/ Ward J. Fitzgerald
                                        ---------------------------------------
                                        Name: Ward J. Fitzgerald
                                        Title: Senior Vice President,
                                               Regional Director


                            TENANT:
                            VERTICALNET, INC.



                            By: /s/ Gene S. Godick
                               ------------------------------------------------
                               Name: Gene S. Godick
                                    -------------------------------------------
                               Title: SVP & CFO
                                     ------------------------------------------


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